Exhibit 23.3

                       CONSENT OF INDEPENDENTS AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of LaSalle Funding LLC for the registration of $2,500,000,000 of its debt securities and to the incorporation by reference therein of our report dated March 23, 2001, with respect to the consolidated financial statements and schedules of ABN AMRO Holding N.V. included in its Annual Report (Form 20-F) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

Amsterdam, The Netherlands
November 13, 2001                         /s/ Ernst & Young Accounts